U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2016

GRAND PERFECTA, INC.

(Exact name of registrant as specified in its charter)

000-55423

(Commission File No.)

Nevada (State or other jurisdiction of incorporation or organization)	46-1779352 (IRS Employer Identification No.)

21st Floor, South Tower, New Pier Takeshiba
1-16-1, Kaigan, Minato-ku, Tokyo, Japan

(Address of principal executive offices)

+81-3-3436-4577

(Registrant’s telephone number)

Not applicable

(Former Name or Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

See the information presented under Item 2.03, below, which is incorporated herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 15, 2016, Link Bit Consulting Co., Ltd., the wholly-owned subsidiary of Grand Perfecta, Inc. (together with Link Bit Consulting Co., Ltd., “Grand Perfecta” or the “Company”) entered into a Loan Agreement with Toshiro Ohshimo, an unrelated third party (the “Lender”), pursuant to which the Lender loaned to the Company JPY 100,000,000 (current USD value approximately US$954,893). Under the terms of the Loan Agreement, interest accrues on the unpaid principal at the rate of 15% per annum and is payable monthly. Principal is due and payable in a lump sum on December 15, 2016. Mr. Shuya Watanabe, a director, the chief executive officer, and a principal stockholder of the Company, agreed to be jointly and severally liable with the Company for repayment of the loan to the lender.

A portion of the loan proceeds will be applied to repayment of existing loan obligations and the remainder used for working capital and other general corporate purposes.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grand Perfecta, Inc.

Date: June 20, 2016	By:	/s/ Masashi Takegaki
Masashi Takegaki, Chief Financial officer